EXHIBIT (10)(i)

SUMMARY OF NONEMPLOYEE DIRECTOR COMPENSATION

On August 23, 2010, the Board of Directors (the “Board”) of The Boeing Company (the “Company”) approved an increase in the annual cash retainer for nonemployee directors from $100,000 to $110,000 and an increase in the annual retainer in deferred stock units for nonemployee directors from $130,000 to $140,000, effective January 1, 2011. The remaining components of nonemployee director compensation remain unchanged from the amounts described in the Company’s Proxy Statement for its 2010 Annual Meeting of Shareholders.

Nonemployee Director Compensation

(Effective January 1, 2011)

Annual Cash Retainer	$110,000
Annual Retainer in Deferred Stock Units	$140,000
Audit Committee Chair Annual Retainer	$15,000
Governance, Organization and Nominating Committee Chair Annual Retainer	$15,000
Compensation Committee Chair Annual Retainer	$15,000
Finance Committee Chair Annual Retainer	$15,000
Special Programs Committee Chair Annual Retainer	$15,000
Lead Director Annual Retainer	$25,000